                                                                  Exhibit 99 (a)

                                   FORM 11-K
            FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS
              AND SIMILAR PLANS PURSUANT TO SECTION 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

(Mark One)

[X]    ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934 [FEE REQUIRED]
For the fiscal year ended  December 31, 1997
                           ___________________________________________________
                                      OR
[_]    TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934  [NO FEE REQUIRED]

For the transition period from _____________________ to ______________________

Commission file number  0-3488
                        ------




                        H.B. FULLER COMPANY THRIFT PLAN






                              H.B. FULLER COMPANY
                  1200 WILLOW LAKE BOULEVARD, P.O. BOX 64683
                        ST. PAUL, MINNESOTA 55164-0683


Financial Statements and Exhibits
---------------------------------


(a)   Financial Statements:                                     Page Number(s)
                                                                --------------
           Report of Independent Accountants                    F-1

           Statements of Net Assets Available for Benefits
             as of December 31, 1997 and                        F-2 -- F-3
             December 31, 1996

           Statements of Changes in Net Assets Available for
             Benefits for the year ended December 31, 1997,
             the two months ended December 31, 1996, and        F-4 -- F-6
             the year ended October 31, 1996

           Notes to Financial Statements                        F-7 -- F-9

           Additional Information
             Schedule 1 - Schedule of Investments Held          F-10
             Schedule 2 - Schedule of Reportable Transactions   F-11

           Signature Page                                       F-12

(b)   Exhibits:

           Consent of Independent Accountants                   E-1

                       REPORT OF INDEPENDENT ACCOUNTANTS
                       ---------------------------------



To the Participants and Administrator
 of the H.B. Fuller Company Thrift Plan

In our opinion, the accompanying statements of net assets available for benefits and related statements of changes in net assets available for benefits presents fairly, in all material respects, the net assets available for benefits of the H.B. Fuller Company Thrift Plan at December 31, 1997 and December 31, 1996, and the changes in net assets available for benefits for each of the years ended December 31, 1997 and October 31, 1996 and the two months ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were performed for the purpose of forming an opinion on the basic
financial statements taken as a whole.   The additional information included in
schedules 1 and 2 is presented for purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by ERISA. The Fund Information in the statement of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for benefits of each fund. Schedules 1 and 2 and the Fund Information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



Price Waterhouse LLP
Minneapolis, Minnesota
March 17, 1998


                                                  H.B. FULLER COMPANY THRIFT PLAN
                               Statement of Net Assets Available for Benefits, With Fund Information
                                                         December 31, 1997

                                                                         Fund Information
                                                 --------------------------------------------------------------------
                                                  Company        Money                                       Small
                                                  Common        Market       Index          Balanced        Company
ASSETS                                           Stock Fund      Fund         Fund            Fund         Growth Fund   Total
                                                 ----------    ---------     -------        ---------      -----------  ---------
Investments at Fair Value:

Securities of Participating Employer -
  Common Stock of H. B. Fuller Company
  (1,594,083 shares; cost $42,097,042)            $78,907,090                                                          $ 78,907,090

Securities of unaffiliated issuers -
  Norwest Index Stock Fund
    Norwest Bank (656,799 units;
      cost $19,142,159)                                                      $26,948,480                                 26,948,480
  Norwest Growth Balanced Fund
    Norwest Bank (476,355 units;
      cost $10,669,094)                                                                      $12,256,619                 12,256,619
  Norwest Small Company Growth Fund
    Norwest Bank (194,438 units;
      cost $6,360,926)                                                                                      $6,305,637    6,305,637

Norwest Short-Term Investment
  Fund (10,249,279 units;
    cost $10,249,279)                                368,678   $ 9,956,463       (37,327)             58      (38,593)   10,249,279
                                                 -----------   -----------   -----------     -----------     ---------  ------------


Total Investments                                 79,275,768     9,956,463    26,911,153      12,256,677     6,267,044  134,667,105


Other Assets                                           1,754        48,362                                                   50,116
Accrued Liabilities                                 (123,219)                                                              (123,219)
                                                 -----------   -----------   -----------    -----------    ----------  ------------

Total Net Assets                                 $79,154,303   $10,004,825   $26,911,153    $12,256,677    $6,267,044  $134,594,002
                                                 ===========   ===========   ===========    ===========    ==========  ============

PLAN EQUITY

Plan Equity                                       79,154,303    10,004,825    26,911,153     12,256,677     6,267,044   134,594,002
                                                 -----------   -----------   -----------    -----------    ----------  ------------

Total Plan Equity                                $79,154,303   $10,004,825   $26,911,153    $12,256,677    $6,267,044  $134,594,002
                                                 ===========   ===========   ===========    ===========    ==========  ============

See accompanying Notes to Financial Statements.


                                                  H.B. FULLER COMPANY THRIFT PLAN
                               Statement of Net Assets Available for Benefits, With Fund Information
                                                         December 31, 1996

                                                                    Fund Information
                                          ------------------------------------------------------------------
                                           Company        Money                                      Small
                                           Common        Market         Index        Balanced       Company
ASSETS                                    Stock Fund      Fund           Fund          Fund        Growth Fund     Total
------                                   -----------   -----------   -----------   -----------   -----------   ------------
Investments at Fair Value:

Securities of Participating Employer -
  Common Stock of H. B. Fuller Company
  (1,710,381 shares; cost $42,457,790)    $80,387,900                                                           $ 80,387,900

Securities of unaffiliated issuers -
  Norwest Index Stock Fund
    Norwest Bank (601,755 units;
      cost $14,875,591)                                               $20,580,027                                 20,580,027
  Norwest Growth Balanced Fund
    Norwest Bank (459,294 units;
      cost $9,089,003)                                                              $10,485,681                   10,485,681
  Norwest Small Company Growth Fund
    Norwest Bank (150,661 units;
      cost $4,630,254)                                                                            $4,515,304       4,515,304

Norwest Short-Term Investment
  Fund (9,121,105 units;
    cost $9,121,105)                          156,266   $ 8,971,952         5,055        (2,739)       (9,429)     9,121,105
                                          -----------   -----------   -----------   -----------   -----------   ------------

Total Investments                          80,544,166     8,971,952    20,585,082    10,482,942     4,505,875    125,090,017

Other Assets                                    1,075        40,800                                                   41,875
                                          -----------   -----------   -----------   -----------   -----------   ------------

Total Assets                              $80,545,241   $ 9,012,752   $20,585,082   $10,482,942   $ 4,505,875   $125,131,892
                                          ===========   ===========   ===========   ===========   ===========   ============


PLAN EQUITY

Plan Equity                                80,545,241     9,012,752    20,585,082    10,482,942     4,505,875    125,131,892
                                          -----------   -----------   -----------   -----------   -----------   ------------

Total Plan Equity                         $80,545,241   $ 9,012,752   $20,585,082   $10,482,942    $4,505,875   $125,131,892
                                          ===========   ===========   ===========   ===========   ===========   ============

See accompanying Notes to Financial Statements.


                                                  H.B. FULLER COMPANY THRIFT PLAN
                         Statement of Changes in Net Assets Available for Benefits, With Fund Information
                                                   Year Ended December 31, 1997


                                                                    Fund Information
                                          ------------------------------------------------------------------
                                           Company        Money                                      Small
                                           Common        Market         Index        Balanced       Company
                                          Stock Fund      Fund           Fund          Fund        Growth Fund       Total
                                          -----------   -----------   -----------   -----------   ------------   ----------------
Investment Income:
  Dividends                               $ 1,173,266                 $   415,283   $   280,861                 $      1,869,410
  Interest                                     12,237   $   557,586                                                      569,823
                                          -----------   -----------   -----------   -----------                 ----------------

     Total Investment Income                1,185,503       557,586       415,283       280,861                        2,439,233

Realized Gain on the Sale and
   Distribution of Investments              5,762,623                   4,073,109     1,683,902   $  902,731          12,422,365
Change in Unrealized Appreciation /
  (Depreciation) of Investments            (1,120,062)                  2,101,885       190,847       59,661           1,232,331
                                          -----------   -----------   -----------   -----------   ----------    ----------------

     Total Fund Income                      5,828,064       557,586     6,590,277     2,155,610      962,392          16,093,929
                                          -----------   -----------   -----------   -----------   ----------    ----------------

Contributions:
  By employees                              2,412,796       471,898     1,852,912       923,992      767,585           6,429,183
  By participating employer, net
    of forfeitures of $123,219              2,484,237                                                                  2,484,237
  Employee rollover                            24,758        16,649        68,648        18,292       29,081             157,428
                                          -----------   -----------   -----------   -----------   ----------    ----------------

     Total Contributions                    4,921,791       488,547     1,921,560       942,284      796,666           9,070,848
                                          -----------   -----------   -----------   -----------   ----------    ----------------

Cash Transferred between Funds             (3,085,533)    1,564,894       779,085       362,848      378,706                  --
                                          -----------   -----------   -----------   -----------   ----------    ----------------

Total Increase in Plan Equity               7,664,322     2,611,027     9,290,922     3,460,742    2,137,764          25,164,777

Decreases in Plan Equity Attributed
  to Withdrawals                           (9,055,260)   (1,618,954)   (2,964,851)   (1,687,007)    (376,595)        (15,702,667)
                                          -----------   -----------   -----------   -----------   ----------    ----------------

Net increase/(decrease) in Plan Equity     (1,390,938)      992,073     6,326,071     1,773,735    1,761,169           9,462,110

Plan Equity at Beginning of Period         80,545,241     9,012,752    20,585,082    10,482,942    4,505,875         125,131,892
                                          -----------   -----------   -----------   -----------   ----------    ----------------

Plan Equity at End of Period              $79,154,303   $10,004,825   $26,911,153   $12,256,677   $6,267,044    $    134,594,002
                                          ===========   ===========   ===========   ===========   ==========    ================

See accompanying Notes to Financial Statements.


                                                  H.B. FULLER COMPANY THRIFT PLAN
                         Statement of Changes in Net Assets Available for Benefits, With Fund Information
                                                Two Months Ended December 31, 1996


                                                                    Fund Information
                                          ------------------------------------------------------------------
                                           Company        Money                                      Small
                                           Common        Market         Index        Balanced       Company
                                          Stock Fund      Fund           Fund          Fund        Growth Fund       Total
                                          -----------   ----------    -----------   -----------   ------------  ------------

Investment Income:
  Dividends                                                            $   285,005     $ 271,843                $    556,848
  Interest                                  $     2,056   $   76,244                                                  78,300
                                            -----------   ----------   -----------   -----------                ------------

     Total Investment Income                      2,056       76,244       285,005       271,843                     635,148

Realized Gain on the Sale and
   Distribution of Investments                  654,595                    514,636       447,455   $  496,371      2,113,057
Change in Unrealized Appreciation /
  (Depreciation) of Investments               8,392,205                    239,840      (353,679)    (236,559)     8,041,807
                                            -----------   ----------   -----------   -----------   ----------   ------------

     Total Fund Income                        9,048,856       76,244     1,039,481       365,619      259,812     10,790,012
                                            -----------   ----------   -----------   -----------   ----------   ------------

Contributions:
  By employees                                  432,312       74,239       294,008       148,976      110,860      1,060,395
  By participating employer                     363,989                                                              363,989
  Employee rollover                               3,098        1,354         7,494             9           --         11,955
                                            -----------   ----------   -----------   -----------   ----------   ------------

     Total Contributions                        799,399       75,593       301,502       148,985      110,860      1,436,339
                                            -----------   ----------   -----------   -----------   ----------   ------------

Cash Transferred between Funds               (1,497,890)   1,276,072      (237,828)      316,366      143,280             --
                                            -----------   ----------   -----------   -----------   ----------   ------------

Total Increase in Plan Equity                 8,350,365    1,427,909     1,103,155       830,970      513,952     12,226,351

Decreases in Plan Equity Attributed
  to Withdrawals                               (582,745)    (129,860)     (313,958)      (17,175)     (51,095)    (1,094,833)
                                            -----------   ----------   -----------   -----------   ----------   ------------

Net increase in Plan Equity                   7,767,620    1,298,049       789,197       813,795      462,857     11,131,518

Plan Equity at Beginning of Period           72,777,621    7,714,703    19,795,885     9,669,147    4,043,018    114,000,374
                                            -----------   ----------   -----------   -----------   ----------   ------------

Plan Equity at End of Period                $80,545,241   $9,012,752   $20,585,082   $10,482,942   $4,505,875   $125,131,892
                                            ===========   ==========   ===========   ===========   ==========   ============

See accompanying Notes to Financial Statements.


                                                                   H.B. FULLER COMPANY THRIFT PLAN
                                           Statement of Changes in Net Assets Available for Benefits, With Fund Information
                                                                     Year Ended October 31, 1996

                                                                    Fund Information
                                          ------------------------------------------------------------------
                                           Company        Money                                      Small
                                           Common        Market         Index        Balanced       Company
                                          Stock Fund      Fund           Fund          Fund        Growth Fund     Total
                                          -----------   -----------   -----------   ----------   -------------  ------------

Investment Income:
  Dividends                                $ 1,141,463                 $   238,396   $  205,629                $  1,585,488
  Interest                                      11,801   $   378,183                                                389,984
                                           -----------   -----------   -----------   ----------                ------------

     Total Investment Income                 1,153,264       378,183       238,396      205,629                   1,975,472

Realized Gain on the Sale and
   Distribution of Investments               1,515,165                     799,508      503,528    $ 166,739      2,984,940
Change in Unrealized Appreciation /
  (Depreciation) of Investments             16,560,915                   2,625,012      568,792      153,401     19,908,120
                                           -----------   -----------   -----------   ----------   ----------   ------------

     Total Fund Income                      19,229,344       378,183     3,662,916    1,277,949      320,140     24,868,532
                                           -----------   -----------   -----------   ----------   ----------   ------------

Contributions:
  By employees                               3,029,227       525,706     1,738,354      875,913      526,483      6,695,683
  By participating employer, net
    of forfeitures of $77,373                2,739,869                                                            2,739,869
  Employee rollover                             23,738       155,098        52,661       33,802       37,314        302,613
                                           -----------   -----------   -----------   ----------   ----------   ------------

     Total Contributions                     5,792,834       680,804     1,791,015      909,715      563,797      9,738,165
                                           -----------   -----------   -----------   ----------   ----------   ------------

Cash Transferred between Funds              (3,772,736)      860,403       852,842     (273,335)   2,332,826             --
                                           -----------   -----------   -----------   ----------   ----------   ------------

Total Increase in Plan Equity               21,249,442     1,919,390     6,306,773    1,914,329    3,216,763     34,606,697

Decreases in Plan Equity Attributed
  to Withdrawals                            (3,336,682)   (1,368,576)   (1,577,373)    (779,781)    (108,423)    (7,170,835)
                                           -----------   -----------   -----------   ----------   ----------   ------------

Net increase/(decrease) in Plan Equity      17,912,760       550,814     4,729,400    1,134,548    3,108,340     27,435,862

Plan Equity at Beginning of Period          54,864,861     7,163,889    15,066,485    8,534,599      934,678     86,564,512
                                           -----------   -----------   -----------   ----------   ----------   ------------

Plan Equity at End of Period               $72,777,621   $ 7,714,703   $19,795,885   $9,669,147   $4,043,018   $114,000,374
                                           ===========   ===========   ===========   ==========   ==========   ============

See accompanying Notes to Financial Statements.

                        H.B. FULLER COMPANY THRIFT PLAN
                         Notes to Financial Statements


(1)  Summary of Significant Accounting Policies
     ------------------------------------------

The accompanying financial statements are presented on the accrual basis of accounting in accordance with generally accepted accounting principles.

The fair values of the H.B. Fuller Thrift Plan (the Plan) investments in common stock of the participating employer are based on published quotations. The fair values of investments in securities of unaffiliated issuers are based on fair values supplied by the Trustee (Norwest Bank). Realized gains or losses reflect all differences between sales proceeds and historical cost of units sold, on an average cost basis. Securities transactions are recorded on the trade date.

H.B. Fuller Company (the Employer) pays or reimburses participants for all administrative costs and investment fees.

(2)  Change in Plan Year
     -------------------

The Plan was amended effective December 31, 1996 to change the fiscal year of the Plan from November/October to January/December. Plan results for the two-month period, November - December 1996, are shown separately in the accompanying financial statements.

(3)  Summary Description of the Plan
     -------------------------------

H.B. Fuller Company full-time employees are eligible to participate in the Plan after six months of employment; part-time employees are eligible after twelve months. To become a participant in the Plan, an employee must agree to make contributions equal to 1% of pre-tax compensation up to a maximum of 9% of pre-tax compensation for highly compensated participants and 15% for non-highly compensated participants. In 1997, a participant could elect to contribute up to a limit of $9,500.

The Company makes contributions to employees' accounts by matching 100% of an employee's contributions, up to 3% of the employee's compensation. A participant's contribution may be invested in any combination of the following investment funds: Company Common Stock Fund, Money Market Fund, Index Fund (S&P
500), Small Company Growth Fund and Balanced Fund. A participant's investment option for past and future contributions can be changed daily, by calling the Trustee's on-line customer services.

The number of participants in each fund was as follows:    12/31/97  12/31/96
                                                           --------  --------

     Company Common Stock Fund                                1,738     1,885
     Money Market Fund                                          557       642
     Index  Fund                                              1,110     1,141
     Balanced Fund                                              699       729
     Small Company Growth Fund                                  522       456

A participant's voluntary contribution percentage amount can be changed or suspended once a month, by calling the Trustee's on-line service prior to month-end. Suspensions must be made for a minimum of six months. Employer contributions to the Plan cease during the suspension period.

                        H.B. FULLER COMPANY THRIFT PLAN
                         Notes to Financial Statements

Participants' contributions are fully vested. Employer contributions become fully vested after five years of service or upon age 65, permanent and total disability or death. Participants who terminate employment with H.B. Fuller Company forfeit the non-vested portion of the Company's contribution to their accounts. Amounts forfeited are used to reduce subsequent Company contributions.

Benefits payable to a participant are based upon the fair market value of the vested portion of the participant's account on the valuation date immediately preceding the time for payment. Payment occurs no later than the earlier of (a) the sixtieth day following the close of the Plan year during which there occurs the later of the date the participant terminates employment, and the participant's normal retirement date; and (b) April 1 of the calendar year following the calendar year during which the participant attains age 70 1/2.
The amount of benefit paid will be 100% of the portion of the account attributable to the participant's own contributions and, if the participant is vested, the portion of the account attributable to the Company's matching contributions. Distribution of a participant's account is made in a lump sum. The investment in the Company Common Stock Fund can be withdrawn in the form of stock at the option of Plan participants.

Although it has no intention to do so, H.B. Fuller Company may, at any time, by action of its Board of Directors, terminate the Plan or discontinue contributions. Upon termination or discontinuance of contributions, all Employer contribution amounts in participant accounts will become fully vested.

(4)  Unrealized Appreciation (Depreciation) of Investments
     -----------------------------------------------------

The unrealized appreciation (depreciation) of investments was as follows:


                               COMPANY                                                   SMALL CO
                               COMMON                                 BALANCED             GROWTH
                             STOCK FUND          INDEX  FUND            FUND                FUND                TOTAL
                          --------------      ---------------     --------------      --------------      ---------------
Unrealized apprec/(deprec)
 at October 31, 1995         $12,976,990           $2,839,584         $1,181,565           $ (31,792)         $16,966,347

Change during the year
 ended October 31, 1996       16,560,915            2,625,012            568,792             153,401           19,908,120
                             -----------           ----------         ----------           ---------          -----------

Unrealized appreciation at
 October 31, 1996             29,537,905            5,464,596          1,750,357             121,609           36,874,467

Change during the
 two-month period
 ended Dec 31, 1996            8,392,205              239,840           (353,679)           (236,559)           8,041,807
                             -----------           ----------         ----------           ---------          -----------

Unrealized apprec/(deprec)
 at December 31, 1996         37,930,110            5,704,436          1,396,678            (114,950)          44,916,274

Change during the year
 ended December 31, 1997      (1,120,062)           2,101,885            190,847              59,661            1,232,331
                             -----------           ----------         ----------           ---------          -----------

Unrealized apprec/(deprec)
 at December 31, 1997        $36,810,048           $7,806,321         $1,587,525           $ (55,289)         $46,148,605
                             ===========           ==========         ==========           =========          ===========


                        H.B. FULLER COMPANY THRIFT PLAN
                         NOTES TO FINANCIAL STATEMENTS



(5) Realized Gains
    --------------
Realized gains and (losses) on the sale and distribution of investments were as follows:

                                 COMPANY                                         SMALL CO
                                 COMMON                          BALANCED         GROWTH
                                STOCK FUND      INDEX  FUND        FUND            FUND            Total
                               -----------      ----------      ----------      ----------      -----------
1997:
Aggregate proceeds             $20,307,448      $7,600,204      $6,242,608      $3,330,412      $37,480,672
Aggregate average cost          14,544,825       3,527,095       4,558,706       2,427,681       25,058,307
                               -----------      ----------      ----------      ----------      -----------
  Realized gain                $ 5,762,623      $4,073,109      $1,683,902      $  902,731      $12,422,365
                               ===========      ==========      ==========      ==========      ===========

Nov - Dec, 1996:
Aggregate proceeds             $ 2,918,971      $  988,652      $  637,617      $  809,818      $ 5,355,058
Aggregate average cost           2,264,376         474,016         190,162         313,447        3,242,001
                               -----------      ----------      ----------      ----------      -----------
  Realized gain                $   654,595      $  514,636      $  447,455      $  496,371      $ 2,113,057
                               ===========      ==========      ==========      ==========      ===========

1996:
Aggregate proceeds             $12,340,177      $2,954,531      $2,391,111      $1,781,449      $19,467,268
Aggregate average cost          10,825,012       2,155,023       1,887,583       1,614,710       16,482,328
                               -----------      ----------      ----------      ----------      -----------
  Realized gain                $ 1,515,165      $  799,508      $  503,528      $  166,739      $ 2,984,940
                               ===========      ==========      ==========      ==========      ===========


Realized gains in 1997 include $2,178,503 from the distribution of assets with a market value of $5,884,367 to the EFTEC Savings Plan, a newly formed trust administered by a joint venture of the Company.

(6)  Income Taxes
     ------------

The Plan is qualified under Section 401(a) and 401(k) and is exempt from federal income taxation under Section 501(a) of the Internal Revenue code of 1986, as amended.

A participant is not subject to federal income taxes on the pre-tax contribution, on the Company's matching contribution, or on the earnings of the account until a withdrawal is made or distribution is received from the account. During employment, a participant is entitled to make a withdrawal from the account upon showing financial hardship.

The Plan has been revised to meet the requirements for qualification under the 1986 revisions to the Internal Revenue code. The Company submitted the Plan to the IRS for approval during 1995 and received a favorable determination letter on November 14, 1995.


                                                                                                                       Schedule 1
                                                 H.B. FULLER COMPANY THRIFT PLAN
                                                  Schedule of Investments Held
                                                        December 31, 1997

Identity of Issuer,
Borrower or                                                              Units/                                       Fair
Similar Party                            Description                     Shares                Cost                  Value
------------------------    --------------------------------------   ----------------   --------------------   -------------------
Norwest Bank                H.B. Fuller Common Stock Fund
                              Common Stock                                 1,594,083            $42,097,042           $78,907,090

Norwest Bank                H.B. Fuller Common Stock Fund
                              Investment Fund                                411,390                411,390               411,390

Norwest Bank                H.B. Fuller Common Stock Fund
                              Cash - Non-Interest Bearing                    (42,712)               (42,712)              (42,712)

                                                                     ----------------   --------------------   -------------------
                                                                           1,962,761             42,465,720            79,275,768
                                                                     ----------------   --------------------   -------------------

Norwest Bank                Money Market Fund
                              Investment Fund                              9,956,463              9,956,463             9,956,463
                                                                     ----------------   --------------------   -------------------

Norwest Bank                Index Fund
                              Common Stock                                   656,799             19,142,159            26,948,480

Norwest Bank                Index Fund
                              Cash - Non-Interest Bearing                    (37,327)               (37,327)              (37,327)

                                                                     ----------------   --------------------   -------------------
                                                                             619,472             19,104,832            26,911,153
                                                                     ----------------   --------------------   -------------------

Norwest Bank                Balanced Fund
                              Common Stock                                   476,355             10,669,094            12,256,619

Norwest Bank                Balanced Fund
                              Cash - Non-Interest Bearing                         58                     58                    58

                                                                     ----------------   --------------------   -------------------
                                                                             476,413             10,669,152            12,256,677
                                                                     ----------------   --------------------   -------------------

Norwest Bank                Small Company Growth Fund
                              Common Stock                                   194,438              6,360,926             6,305,637

Norwest Bank                Small Company Growth Fund
                              Cash - Non-Interest Bearing                    (38,593)               (38,593)              (38,593)

                                                                     ----------------   --------------------   -------------------
                                                                             155,845              6,322,333             6,267,044
                                                                     ----------------   --------------------   -------------------

                            Total Investments at End of Plan Year                               $88,518,500          $134,667,105
                                                                                        ====================   ===================


Note: The above data is based upon information which has been certified as complete and accurate by Norwest Bank.



                                                                                                                          Schedule 2
                                                                                                                          ----------

                                                  H.B. FULLER COMPANY THRIFT PLAN
                                               Schedule of Reportable Transactions*
                                                   Year ended December 31, 1997


 5% of series of transactions by security issue:

                                          Number of                 Total dollar amount
                                    ------------------    -----------------------------------------               Net gain
         Security issue             Purchases    Sales        Purchases               Sales                       or (loss)
 -------------------------------    ---------    -----    ------------------    -------------------            -----------------
 H.B. Fuller Common Stock Fund,
   Common Stock                         121        37       $5,211,572             $7,379,664                     $3,701,683

 H.B. Fuller Common Stock Fund,
   Investment Fund                      105       130       $9,228,846             $8,973,721                             $0

 Money Market Fund,
   Investment Fund                      114        99       $9,002,811             $8,018,300                             $0

 Index Fund,
   Common Stock                         123        99       $7,760,573             $4,072,442                     $1,462,164

 Balanced Fund,
   Common Stock                         123        75       $6,204,538             $4,990,313                       $949,464

 Small Company Growth Fund,
   Common Stock                         126        65       $4,205,187             $2,441,880                       $159,610


 *Transactions or series of transactions in excess of 5% of the current value of the Plan's assets as of December 31, 1997, as defined in Section 2520.103-6 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA.

 Note: The above data is based upon information which has been certified as complete and accurate by Norwest Bank.

Parties in Interest: Norwest Bank - Trustee; H.B. Fuller Company -
Administrator.

                              SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    H. B. FULLER COMPANY THRIFT PLAN


                                    H.B. Fuller Company



Dated:  April 13, 1998              By:  /S/ Todd Mestad
                                         ---------------
                                         Todd Mestad
                                         Director of Benefits

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 2-73650) of H.B. Fuller Company of our report dated March 17, 1998 appearing on page F-1 of this Form 11-K.



Price Waterhouse LLP
Minneapolis, Minnesota
April 8, 1998



                                      E-1